UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 11, 2005

(Date of Report)

LNR PROPERTY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13223	65-0777234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 Washington Avenue, Suite 800, Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

(305) 695-5500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 11, 2005, we changed the formula by which we would determine the price we will pay for our 7.625% Senior Subordinated Notes due 2013 and our 7.25% Senior Subordinated Notes due 2013 that are properly tendered in response to our previously announced tender offer and accepted for purchase. We also extended the date by which tendered Notes and accompanying consents must be received in order for holders to be entitled to a consent payment of $30.00 per $1,000 principal amount.

The price we will pay for each $1,000 principal amount of Notes validly tendered and accepted for payment pursuant to the offer will be an amount equal to (i) the present value of the redemption price payable for the Notes on the first day on which they are redeemable and all scheduled interest payments on the Notes from the anticipated payment date up to, but not including, the first day on which they are redeemable, using a discount rate equal to the sum of (a) the yield to maturity at 2:00 p.m., New York City time, on January 12, 2005, on a specified reference issue of U.S. Treasury Notes, plus (b) 50 basis points, minus (ii) $30.00, plus (iii) accrued but unpaid interest to, but not including, the date on which the purchase price is paid. The reference issue of U.S. Treasury Notes for our 7.625% Notes is the 3.25% U.S. Treasury Notes due August 15, 2008, and the reference issue of U.S. Treasury Notes for our 7.25% Notes is the 3.125% U.S. Treasury Notes due October 15, 2008. The offer continues to be open until 5:00 p.m., New York City time, on Friday, January 28, 2005.

On January 12, 2005, we determined that the price we would pay for our 7.625% Notes would be $1,119.07 per $1,000 principal amount and the price we would pay for our 7.25% Notes would be $1,110.92 per $1,000 principal amount, in each instance plus accrued but unpaid interest to the day we pay for the Notes.

In connection with the tender offer, we are soliciting consents from the holders of both issues of Notes to proposed amendments to the indentures under which the Notes were issued. We will make an additional payment in the amount of $30.00 per $1,000 principal amount for all Notes that are properly tendered at or prior 5:00 p.m., New York City time, on Friday, January 14, 2005, and not withdrawn. We had previously required that Notes be properly tendered on or before January 12, 2005 and not withdrawn in order for the holders to be entitled to the consent payment.

Except as described above, all of the terms of the tender offer, including the conditions to it, remain in effect.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description of Document
99.1	Press release issued by LNR Property Corporation on January 11, 2005.

99.2	Amendment to Offer to Purchase and Consent Solicitation dated January 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2005

LNR PROPERTY CORPORATION

By:	/s/ Shelly Rubin
Name:	Shelly Rubin
Title:	Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Press release issued by LNR Property Corporation on January 11, 2005.

99.2	Amendment to Offer to Purchase and Consent Solicitation dated January 12, 2005.